UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2004

PARAGON FINANCIAL CORPORATION

(Exact name of Registrant as specified in charter)

Delaware	000-27437	94-3227733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5000 Sawgrass Village Circle, Ponte Vedra Beach, Florida	32082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 285-0000

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

FORWARD LOOKING AND CAUTIONARY STATEMENTS

We believe that it is important to communicate our expectations to our investors. Accordingly, this report contains discussions of events or results that have not yet occurred or been realized. Except for the historical information and discussions contained herein, statements contained in this Form 8-K may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as, “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward looking statements.

You should read forward-looking statements carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other expectations of future performance. There may be events in the future that we are not able accurately to predict or control. Any cautionary language in this report provides examples of risks, uncertainties and events that may cause our actual results to differ from the expectations we express in our forward-looking statements. You should be aware that the occurrence of certain of the events described in this report could adversely affect our business, results of operations and financial position.

These forward looking statements are based on information available to us on the date hereof, and we assume no obligation to update any such forward looking statement. It is important to note that our actual results and timing of certain events could differ materially from those in such forward looking statements due to a number of factors, including but not limited to, the ability to raise capital necessary to sustain operations and implement the business plan, the ability to obtain additional regulatory permits and approvals to operate in the financial services area, the ability to identify and complete acquisitions and successfully integrate acquired businesses, if any, the ability to implement the company’s business plan, changes in the real estate market, interest rates or the general economy of the markets in which the company operates, the ability to employ and retain qualified management and employees, changes in government regulations that are applicable to our businesses, the general volatility of the capital markets and the establishment of a market for the company’s shares, changes in the demand for the company’s services, our ability to meet our projections, the degree and nature of competitors, the ability to generate sufficient cash to pay creditors, and disruption in the economic and financial conditions primarily from the impact of past terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events.

THE SALE OF OUR PGNF HOME LENDING CORP. SUBSIDIARY

(amounts in thousands, except share and per share amounts)

On June 4, 2004, subject to certain conditions, confidentiality provisions and approval of the majority of the holders of our common stock, we agreed to sell our largest subsidiary, PGNF Home Lending Corp. (“PGNF”), to Philip Lagori (“Lagori”), the former owner of PGNF, and formerly, our largest shareholder (the “PGNF Transaction”). On June 30, 2004, we received consent from holders of 97,647,656 shares (or 83.89%) of our common stock on a pre-PGNF Transaction basis and completed this sale. After affecting the number of outstanding shares resulting from the PGNF Transaction, we received consent from holders of 45,317,921 shares (or 70.74%) of our common stock.

Pursuant to the agreement, we exchanged the common stock of PGNF, as well as the assumption of all of PGNF’s liabilities, contingent and otherwise, for 52,329,735 shares of our common stock valued at $2,355 (based upon the closing price of $0.045 on June 30, 2004) and 1,800 shares of our Series E preferred stock plus accrued dividend valued at $1,904. After the PGNF Transaction, we have 64,066,743 shares of common stock outstanding.

PGNF was the largest of our subsidiaries, and, as a result of the PGNF Transaction, we expect a material reduction both in revenues and operating expenses. We expect to incur a non-cash loss on sale of approximately $1,113 in the three months ended June 30, 2004 as a result of the PGNF Transaction.

After the PGNF Transaction, we will have one operating subsidiary, Paragon Homefunding, Inc. (“PHF”). PHF is engaged in the retail mortgage brokering business. We intend to aggressively seek to acquire other retail mortgage brokering businesses to compliment PHF using our stock as consideration. Ultimately, we intend to build a retail sales capability that will enable us to develop a mortgage banking platform.

Item 5. Other Events and Regulation FD Disclosure

Subsequent to the filing our Form 10-Q for the three month period ended March 31, 2004, PGNF continued to suffer operating losses as a result of changes in the whole loan sale market. On May 31, 2004, as a result of our inability to raise the required capital to fund our mortgage banking operations and continued losses at PGNF, our Board of Directors deemed it necessary to reduce our overall expense levels especially at our corporate headquarters. At that time, our executive officers, as well as other corporate personnel, were informed that we could no longer pay their salaries as stipulated in their employment contracts and were released from their contracts. While our executive officers and the Board of Directors are currently working to establish a compensation arrangement that is mutually agreeable to both parties, there is no guarantee that an agreement will be reached. Until such time as an agreement is reached, our day to day operations at our corporate headquarters are being managed by members of our Board of Directors.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired - None

(b) Pro Forma Financial Information

Pro forma financial data will be filed as soon as practicable.

(c) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAGON FINANCIAL CORPORATION

Dated: July 14, 2004	By:	/s/ George Deehan
George Deehan,
Chief Executive Officer